Exhibit 10.4.4

THIRD AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

Reference is made to the Management Services Agreement (as amended from time to time, the “Agreement”; capitalized terms used but not defined herein have the meaning ascribed to them in the Agreement), dated as of May 12, 2018, by and between PAVmed Inc., a Delaware corporation (“PAVmed”) and Lucid Diagnostics Inc., a Delaware corporation (“Customer”).

WHEREAS, as set forth in Section 3(b) of the Agreement, the parties have considered in good faith an adjustment to the Service Fee and hereby wish to amend the Agreement to reflect such adjustment as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. The first sentence of Section 3(a) of the Agreement is hereby amended by replacing “$90,000” with “$190,000” having previously been amended on June 5, 2019 from “$20,000 to “$90,000”.

2. Terms of Agreement. Except as expressly set forth in this amendment, the terms of the Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of July 1, 2020.

AGREED AND ACCEPTED BY:

PAVmed Inc.		Lucid Diagnostics Inc.

	/s/ Lishan Aklog, MD		/s/ Lishan Aklog, MD
Name:	Lishan Aklog, MD	Name:	Lishan Aklog, MD
Title:	Chairman & CEO	Title:	Executive Chairman